Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus  and "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our report dated October 30, 2015 with respect to the financial statements of AB U.S. Value Portfolio (formerly AllianceBernstein U.S. Value Portfolio), AB U.S. Large Cap Growth Portfolio (formerly AllianceBernstein U.S. Large Cap Growth Portfolio), AB International Value Portfolio (formerly AllianceBernstein International Value Portfolio), AB International Growth Portfolio formerly AllianceBernstein International Growth Portfolio), AB Short Duration Bond Portfolio (formerly AllianceBernstein Short Duration Bond Portfolio), AB  Global Core Bond Portfolio (formerly AllianceBernstein Global Core Bond Portfolio), AB Bond Inflation Protection Portfolio (formerly AllianceBernstein Bond Inflation Protection Portfolio), AB High-Yield Portfolio (formerly AllianceBernstein High-Yield Portfolio, AB Small-Mid Cap Value Portfolio (formerly AllianceBernstein Small-Mid Cap Value Portfolio), AB Small-Mid Cap Growth Portfolio (formerly AllianceBernstein Small-Mid Cap Growth Portfolio), AB Multi-Asset Real Return Portfolio (formerly AllianceBernstein Multi-Asset Real Return Portfolio ) and AB Volatility Management Portfolio (formerly AllianceBernstein Volatility Management Portfolio), each a portfolio of The AB Pooling Portfolios (formerly The AllianceBernstein Pooling Portfolios) for the fiscal year ended August 31, 2015, which are incorporated by reference in this Post-Effective Amendment No. 25 to the Registration Statement (Form N-1A No. 333-120487) of The AB Pooling Portfolios.

/s/ ERNST & YOUNG LLP

New York, New York
December 28, 2015